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                                                                    EXHIBIT 99.1

THIRD WAVE ANNOUNCES MANAGEMENT SUCCESSION

MADISON, Wis., Dec. 15 /PRNewswire-FirstCall/ -- Third Wave Technologies Inc. (Nasdaq: TWTI) today announced the management succession of Kevin T. Conroy to president and chief executive officer. Mr. Conroy succeeds John J. Puisis, who has resigned. Mr. Conroy, who was the company's vice president and general counsel, also will join Third Wave's board of directors.

"We are grateful to John for his leadership of the company during an important time in its history," said David A. Thompson, chairman of Third Wave's board of directors." John had the vision to focus Third Wave on the clinical market and was the driving force behind our transition from research tools to molecular diagnostics."

"I came to Third Wave and stayed for a specific purpose," Mr. Puisis said. "With a new business model and an upgraded, highly-skilled management team in place, that purpose has been completed. I hired Kevin and the board accepted Kevin as one who possesses the skills to assume my role. Given that we fundamentally have a new company, I believe this is an excellent time to make the switch. Kevin will bring a renewed level of energy, professionalism and leadership to take Third Wave to the next level. I am excited to see a successful 2006 and beyond under his leadership."

Mr. Conroy, 40, brings to his new role a broad range of business management experience. He joined Third Wave in July 2004 as vice president of legal affairs and was promoted to vice president and general counsel shortly thereafter. He joined the company from GE Healthcare, where he was a key manager on the team responsible for GE's integration of Instrumentarium Corp., the $1.2-billion parent company of Datex Ohmeda and a global leader in anesthesia and patient-monitoring systems, after its acquisition by GE in 2003. Mr. Conroy also directed the team at GE Healthcare that was responsible for developing, managing and growing the intellectual property portfolio of its $1.3-billion patient-monitoring, medical imaging and health care software business, and developing and executing its licensing, litigation, and corporate and product acquisition legal strategies.

Mr. Conroy practiced law from 1991 to 2000, providing counsel to major corporations on intellectual property and transactional matters. He earned his bachelor's degree in electrical engineering at Michigan State University and his law degree from the University of Michigan.

"Kevin Conroy is a strong leader with outstanding business management skills, excellent judgment and a solid, working knowledge of the emerging molecular diagnostics industry," Mr. Thompson said. "We are delighted that Kevin has agreed to take on this new challenge and confident in his ability to execute on a plan that will accelerate the growth of the business and continue to build shareholder value."

"Third Wave has a unique opportunity in molecular diagnostics and I am committed to ensuring that the company maximizes the value that we can capture from that opportunity," Mr. Conroy said.

About Third Wave Technologies

Third Wave Technologies is a leader in the development and marketing of molecular diagnostics for a variety of DNA and RNA analysis applications, providing physicians and researchers with superior molecular solutions. Third Wave's Invader(R) chemistry provides the company's customers with exceptional performance, scalability and ease of use. The company offers a number of clinical products based on its Invader(R) chemistry for genetic testing related to multiple disease areas. For more information about Third Wave and its products, please visit the company's website at http://www.twt.com.



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All statements in this news release that are not historical are forward- looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to technological approaches of Third Wave and its competitors, product development, manufacturing, market acceptance, cost and pricing of Third Wave products, dependence on collaborative partners and commercial customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov . Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in Third Wave's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

SOURCE Third Wave Technologies Inc.

CONTACT:
Rod Hise of Third Wave Technologies Inc., +1-608-663-4010
Web site: http://www.twt.com